January 9, 2018 36th Annual J.P. Morgan Healthcare Conference Alistair Macdonald Chief Executive Officer Exhibit 99.1

Forward-Looking Statements & Non-GAAP Financial Measures Forward-Looking Statements Except for historical information, all of the statements, expectations, and assumptions contained in this presentation are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to: risks associated with the integration of our business with the business of inVentiv, and our operation of the combined business following the closing of the Merger; our ability to maintain or generate new business awards; our ability to increase our market share, grow our business, and execute our growth strategies; our backlog not being indicative of future revenues and our ability to realize the anticipated future revenue reflected in our backlog; our ability to adequately price our contracts and not overrun cost estimates; general and international economic, political, and other risks, including currency and stock market fluctuations and the uncertain economic environment; fluctuations in our financial results; accuracy of management’s estimates concerning Q4 results; reliance on key personnel; our customer or therapeutic area concentration; and the other risk factors set forth in our Form 10-Q for the quarter ended September 30, 2017, and other SEC filings, copies of which are available free of charge on our website at investor.syneoshealth.com. Syneos Health assumes no obligation and does not intend to update these forward-looking statements, except as required by law. Non-GAAP Financial Measures In addition to the financial measures prepared in accordance with U. S. Generally Accepted Accounting Principles ("GAAP"), this press release contains certain Combined Company and Combined Segment non-GAAP financial measures, including net service revenue, adjusted income from operations, adjusted operating margin, adjusted net income (including adjusted diluted earnings per share), EBITDA, and adjusted EBITDA. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s financial performance that excludes or includes amounts from the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company. To aid investors and analysts with year-over-year comparability for the merged business, the Company has included financial information that combines certain stand-alone INC Research and inVentiv Health financial information as if the merger had taken place on January 1, 2015, with conforming adjustments to the current year presentation. The Company defines Combined Company adjusted net service revenue as the stand-alone INC Research and inVentiv Health net service revenue as if the merger had taken place on January 1, 2015, with conforming adjustments to the current year presentation and adjusted to include revenue eliminated under purchase accounting. The Company defines Combined Company adjusted income from operations as income from operations excluding expenses and transactions that the Company believes are not representative of its core operations, namely, acquisition-related deferred revenue adjustments; acquisition-related amortization; restructuring and other costs; transaction and integration-related expenses; asset impairment charges; share-based compensation expense; contingent consideration and other expense; discretionary bonus accrual reversals; R&D tax credit adjustments; monitoring and advisory fees; and acquisition-related revaluation adjustments. The Company defines Combined Company adjusted operating margin as adjusted income from operations as a percentage of adjusted net service revenue. The Company defines Combined Company adjusted net income (including adjusted diluted earnings per share) as net income (including diluted earnings per share) excluding the items excluded from adjusted income from operations mentioned previously, bridge financing fees, loss on extinguishment of debt, gain on sale of business, and other expense, net. After giving effect to these items and other unusual tax impacts during the period, the Company has also included an adjustment to its income tax rate to reflect the expected long-term income tax rate. EBITDA represents earnings before interest, taxes, depreciation and amortization. The Company defines adjusted EBITDA as EBITDA, further adjusted to exclude certain expenses and transactions that the Company believes are not representative of its core operations, namely, acquisition-related deferred revenue adjustments; restructuring and other costs; transaction and integration-related expenses; asset impairment charges; share-based compensation expense; contingent consideration and other expense; discretionary bonus accrual reversals; R&D tax credit adjustments; monitoring and advisory fees; acquisition-related revaluation adjustments; gain on sale of business; other expense, net; and loss on extinguishment of debt. The Company presents EBITDA and adjusted EBITDA because it believes they are useful metrics for investors as they are commonly used by investors, analysts, and debt holders to measure the Company's ability to fund capital expenditures and meet working capital requirements. Each of the non-GAAP measures noted above are used by management and the Company's board of directors (the "Board") to evaluate the Company's core operating results because they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business. Adjusted income from operations, adjusted operating margin, and adjusted net income (including adjusted diluted earnings per share) are used by management and the Board to assess the Company's business. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Also, other companies might calculate these measures differently. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included on slides 39- 47 in the Appendix of this presentation.

INC Research/inVentiv Health is Now Syneos HealthTM The only organization where clinical and commercial solutions are fully integrated – sharing knowledge, data and insights – to deliver better processes and smarter practices to accelerate the delivery of biopharma therapies to market. The Industry’s Only Biopharmaceutical Accelerator

Purpose-Built to Accelerate Customer Performance Top 3 CRO #1 CCO Only end-to-end outsourced biopharma solutions company serving customers in 110+ countries 21,000+ employees in 60+ countries … Serving all top 50 biopharma1 of FDA approved Novel New Drugs developed or commercialized by Syneos Health (2013–2017) of all EMA marketing authorized products developed or commercialized by Syneos Health (2013–2017) 70% 84% Between January 1, 2016, and September 30, 2017.

Only End-to-End Fully Integrated Solutions Organization

Primary Segments

Clinical Solutions 68% of YTD 9/30 Net Service Revenue			Commercial Solutions 32% of YTD 9/30 Net Service Revenue		

Advisory and Integrated Solutions Group

	Early Stage *(~5% of Revenue)*	FSP *(~25% of Revenue)*	Full Service *(~70% of Revenue)*	Consulting *(~5% of Revenue)*	Communications *(~30% of Revenue)*	Selling Solutions *(~65% of Revenue)*
Key Offerings	Scientific Affairs & Reporting Proof of Concept	Biostatistics / Programming Medical Writing Pharmacovigilance Clinical Monitoring Safety Management	Phase I – IV Development Post-Approval / **Real World Evidence**	**Pricing and Market Access** **Commercial Strategy and Planning** Medical Affairs Advisory Risk Management	Advertising Public Relations **Medical Communications** Multi-Channel Solutions Digital **Naming/Branding**	Field-Based Promotional Solutions Field-Based Clinical Teams Strategy Design Recruiting Sales Operations **Medication Adherence**

(Service Lines header row above; first column: Service Lines / Key Offerings)

Site and Operational Data ↔ **Adherence and Strategic Data**

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Combined Market Opportunity of ~$65bn by 2020



Projected CRO Revenues and Penetration[1]
($ in billions)
~6% CAGR
Outsourced CRO Market
$21
$53
$62
$69
15%
24%
49%
52%
$3
$13
$31
$36
1997
2007
2017
2020E
Outsourced CRO Market
Total Addressable CRO Market
% Outsourcing Penetration[3]



Projected CCO Revenues and Penetration[2]
($ in billions)
~7% CAGR
Outsourced CCO Market
$121
$154
$160
12%
16%
19%
$14
$24
$30
2007
2017
2020E
Outsourced CCO Market
Total Addressable CCO Market
% Outsourcing Penetration[3]

1. Management estimates based on William Blair and Jefferies survey reports.
2. Management estimates based on Visiongain Global Pharma Sales Contract Market report, public filings, and EvaluatePharma data.
3. CRO penetration defined as clinical development outsourced to CROs as a percentage of outsourced R&D spend. CCO penetration defined as spend outsourced to CCOs as a percentage of outsourced Sales & Marketing SG&A spend.

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Capitalizing on Near-Term Opportunities to Serve Large Pharma… Large Pharma Largest near-term opportunity due to current outsourcing behavior Strong propensity to utilize both FSP and Full-Service in Clinical Strong current position across Clinical and Commercial Large number of new launches with growing launch risk Customers facing complex market access environment Shift toward specialty requires integrated sales and marketing execution PRODUCT DEVELOPMENT BENEFITS Broaden geographic coverage Maximize speed and flexibility Enable enterprise vendor opportunity and increase buying power Reduce and variabilize costs

Fastest growing market with highest outsourcing penetration Strong propensity to utilize Full-Service approach in Clinical Most likely to utilize end-to-end Clinical and Commercialization services Relatively untapped commercial market, with little infrastructure Strong pipeline with SMID representing the majority of forecasted new drug launches Robust capital markets allow for maintaining independence Specialty pipeline reduces need to build commercial infrastructure …and Expand in the Small- to Mid-Sized Market as a Leading Clinical Provider PRODUCT DEVELOPMENT BENEFITS Small to Mid Reduce infrastructure investment Access therapeutic knowledge and clinical expertise Broaden geographic coverage Maximize speed and flexibility Retain control and ownership Improve economics vs. out-licensing

Powering the Cross-Sell Integrated Solutions Group Multiple selling points along the operational timeline Clinical Development, Phases I-IV Real World/ Late Phase Commercialization Regulatory Requirements Clinical Operations Commercial Environment Product Strategist Real World / Late Phase Safety Monitoring / Case Processing Unique product strategy informed by integration of capabilities, experience, data and insights Unique Integration of Strategy and Operations

Proof of Concept Powering the Cross-Sell Integrated Solutions Group Two early wins from our Integrated Solutions Group for full commercialization services: Real World/Late Phase Product Launch/Market Access Communications Field Solutions Regulatory Product Safety Monitoring and Case Processing Potential total value over ~7 years Customer A $170M Customer B $120M Contingencies require building a deep portfolio of work: Successful Phase III Ability to raise additional funding Remaining independent Commercial success

Clinical Solutions

The Benefits of Our Differentiated Contract Research Organization (CRO) ONE STRATEGIC ORGANIZATION ABLE TO SUPPORT EVERY PHASE OF THE PRODUCT LIFE CYCLE POWERED BY THE TRUSTED PROCESS® Therapeutic Depth and Expertise Global Scale and Customer Reach Data and Insights From Commercial Division Best-in-Class Site Relationships Understanding Market Challenges Delivery Model Flexibility

Execution Driven by Trusted Process and Strategic Focus on Sites and industry-leading site relationships … Median Number of Days Strong operational execution … Reduce risk to timelines Prompt payment of sites Higher quality data management Improve budget management Reduce change orders Drive repeat business yields superior performance. TOP CRO TO WORK WITH among large global CROs Syneos Health median based on samples through June 30, 2017 for legacy INC Research studies using the Trusted Process. Study Start Up is defined as finalized protocol to first patient enrolled and Database Lock is defined as last patient, last visit to database lock. Industry averages published by CMR International, a Clarivate business. ~20% faster vs. industry

Strong, Consistent Performance in Clinical Business Robust Delivery Platforms Net Service Revenue ($M) Adjusted EBITDA ($M) $121 $114 $104 $119 Balanced Customer Mix 21 - 50 Top 20 SMID Book-to-Bill 1.03x 1.01x 1.27x 1.28x Net Awards ($M) FSP Full Service Early Stage Nine Months ended September 30, 2017 Nine Months ended September 30, 2017 Clinical Solutions Segment adjusted as if merger closed 1/1/16. Note: For a complete reconciliation of GAAP to Non-GAAP measures, please refer to slides 39-47 in the Appendix of this presentation.

Commercial Solutions

Operating Environment Challenges Demand New Commercial Solutions Product launches becoming increasingly challenging Consolidation of payers, health systems, providers and pharmacies Shift to specialty products and divergence from primary care Physicians and patients more difficult to engage Lower value international markets Challenging and complex market access Declining attractiveness of non-core brands

Full Suite of Commercialization Capabilities Consulting ~5% of Commercial Revenue Commercial strategy and planning Pricing and market access Medical affairs advisory, and risk and program management Communications ~30% of Commercial Revenue Healthcare advertising Medical communications Digital marketing Communications planning Public relations Naming/branding Selling Solutions ~65% of Commercial Revenue Field-based promotional and market access solutions Field-based clinical solutions Inside sales and contact center Insight and strategy design, patient support services, training, talent sourcing, end-to-end sales operations Medication Adherence Medication Adherence Highly flexible direct-to-patient adherence programs Ability to communicate with patients in pharmacy, in physicians’ offices and digitally Data-driven methodology Revenue splits based on year-to-date performance as of September 30, 2017.

Commercial Trends and Business Profile New Drug Approvals 40+ Key Drivers for Renewed Growth New leadership – Commercial and Communications Strong new drug approvals environment Commercial revenue grew at a 15% CAGR during 2013-2016, following the last period of NDA acceleration Enhanced business development approach Proprietary data to drive insights Integrated Solutions Group driving market strategy Net Service Revenue ($M) $53 $45 $44 $34 Opportunity to Develop SMID Market 21 - 50 Top 20 SMID Nine Months ended September 30, 2017 Adjusted EBITDA ($M) Commercial Solutions Segment adjusted as if merger closed 1/1/16. New Drug Approvals forecast based on company estimates and industry forecasts. Note: For a complete reconciliation of GAAP to Non-GAAP measures, please refer to slides 39-47 in the Appendix of this presentation.

Benefits of Our Differentiated Contract Commercial Organization (CCO) SINGLE SOURCE STRATEGIC PARTNER FOR THE DEVELOPMENT OF PRODUCTS GLOBALLY DYNAMIC SOLUTIONS THAT REDUCE COMPLEXITY, EXPEDITE DEPLOYMENTS AND ENHANCE ECONOMIC EFFICIENCY Dynamic Scalability Data and Insights From Clinical Division Accumulated Best Practices and Expertise Multidisciplinary Approach Infrastructure Virtualization Integrated Solutions

Financial Highlights

Q4 2017 $M (except per share data)(1) Guidance Range Adjusted Net Service Revenue $ 750.0 - 780.0 Adjusted EBITDA $ 137.0 - 147.0 Adjusted Net Income $ 56.0 - 63.5 Adjusted Diluted EPS $ 0.52 - 0.60 The Company provided the following guidance for Q4 2017 in its third quarter earnings release on November 9, 2017: The Company continues to be comfortable with the above guidance based upon the Company’s preliminary estimates of its unaudited non-GAAP, or adjusted, results for Q4 2017. The Company’s financial results for 2017 are preliminary and have not yet been audited. The Company’s statement is based solely on management’s estimates reflecting currently available preliminary, unaudited financial information for Q4 2017 and remains subject to management’s completion of its customary review of its financial statements, including management’s consideration of subsequent events and the performance of its normal internal and SOX level controls as well as the audit of the Company’s 2017 financial statements. In addition, the Company’s preliminary estimates of its unaudited non-GAAP results for Q4 2017 do not take into account the impact of the recently enacted Tax Cuts and Jobs Act of 2017. As a result, the Company’s actual results may differ from the Q4 2017 guidance stated above. The Company is unable to provide an updated outlook on a GAAP basis, due to the pending completion of certain purchase accounting adjustments associated with the Merger and the impact of the recently enacted Tax Cuts and Jobs Act of 2017, among other factors. Reconciliations of Adjusted Net Service Revenue, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS to their nearest GAAP measures can be found in our third quarter earnings release, filed with the SEC on Form 8-K on November 9, 2017.

Historical Financial Profile Total Company adjusted as if merger closed 1/1/16. Note: For a complete reconciliation of GAAP to Non-GAAP measures, please refer to slides 39-47 in the Appendix of this presentation. $816 $786 $779 $767 Adjusted EBITDA margin

Key Strategic Initiatives & Integration Update Initiative Commentary Talent Bolstering Top Leadership Positions Michelle Keefe, President, Commercial Solutions - previously at Publicis Health Michael Sheehan, President, Advertising - previously at Hill Holiday Lisa van Capelle, Chief Human Resources Officer - previously at IQVIA Customer Portfolio Fully Integrating Portfolio to Drive New and Organic Growth Account Manager assigned to all key accounts Integrating Commercial BD within core Global Business Development capability to fuel expansion Leveraging Integrated Solutions Group (ISG) capability across top targets Trusted Process Leveraging Trusted Process across Full Client Continuum All new Clinical service projects utilizing Trusted Process Commercial adopting Trusted Process to drive additional operating efficiencies Key feature within ISG product strategy approach Integration On Target to Reach and Achieve Key Milestones Financial: On track for target year one synergies of $25M, and total synergies of $100M Operational: Clinical ERP and financial process consolidation in H1 ‘18; Commercial in H2 ’18/H1 ‘19 Cultural: Dedicated initiative to ensure foundational attributes deliver on value proposition Deleveraging Focusing on Deleveraging and Optimizing Cost of Debt Strong free cash flow generation to drive deleveraging and optimize cost of debt Cash position remains ~$300M after making $50M in voluntary prepayments during Q4 2017 Target net leverage of 3.0x or less

Leading Global Biopharmaceutical Solutions Organization Top 3 CRO Top 3 global CRO in Japan CCO Diversified customer base Substantial scale with 21,000+ employees Deep therapeutic expertise The only single source strategic end-to-end partner for the modern market reality Value creation via synergies Comprehensive product development solutions

Appendix

Appendix: Business Operations

Global Presence in Strategic Geographies



NORTH AMERICA

- Canada
- United States
- Mexico

~13,200 employees

~7,300 Clinical

~5,100 Commercial

SOUTH AMERICA

- Argentina
- Brazil
- Chile
- Colombia
- Peru

~300 employees

100% Clinical

EUROPE

- Belgium
- Bulgaria
- Czech Republic
- France
- Germany
- Greece
- Hungary
- Italy
- Netherlands
- Poland
- Romania
- Russia
- Slovakia
- Spain
- Serbia
- Sweden
- Turkey
- Ukraine
- United Kingdom

~5,000 employees

~400 Commercial

~4,400 Clinical

MIDDLE EAST & AFRICA

- Egypt
- Israel
- Lebanon
- South Africa

~100 employees

100% Clinical

ASIA PACIFIC

- Australia
- China
- Hong Kong
- India
- Japan
- Malaysia
- New Zealand
- Philippines
- South Korea
- Singapore
- Taiwan
- Thailand

~3,500 employees

~650 Commercial

~2,700 Clinical

More than 21,000 employees with experience spanning six continents

Regional employee counts as of September 30, 2017. Corporate employees included in the total count, but have been excluded from the Clinical/Commercial split.

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The Only Fully Integrated Product Development Organization Central Lab Phase I Full Service Phases II-IV FSP Real World Evidence Data Analytics Consulting Communications Selling Solutions Medication Adherence Fully Integrated Product Development Organization IQVIA PPD ICON PRA UDG(2) LabCorp(1) PAREXEL CRO CCO Covance and Chiltern Ashfield

ADVISORY & STRATEGIC CONSULTING SERVICES Biopharma Acceleration Model: Advancing Product Development Clinical visibility facilitates commercial cross-selling Deep therapeutic expertise informs commercial activities Proprietary data and communication capabilities accelerate recruitment Clinical Development Real World Evidence Commercialization Full Service FSP/Strategic Resourcing Communications Medication Adherence Commercial and market insights improve clinical trial design Selling Solutions Early Stage

Selling Solutions Diverse Resources for Creating Custom Solutions Tele-detailing and sampling Vacant management and white space coverage Territory warming and pharmacy messaging Inbound and outbound educational programs MSL teams Advocacy development Advisory boards Disease state education Nurse teams On-call nurses Patient education (personal and remote) Promotional detailing and education of HCPs Reimbursement representatives Commercial MCO/PBM contract NAMs Employer NAMs, Contract Directors, Trade Health Systems/IDNs KAMs State Government Affairs, Medicaid directors Largest, longest-tenured provider of outsourced sales teams in the U.S. Thousands of field personnel placed in the past 5 years in the U.S. Experience in all therapeutic categories Specialty and primary care representatives Institutional representatives Launch and mature products support Dental, pharmacy, biosimilar and diagnostic Recruiting, training and sales operations Sales Teams A leading provider of outsourced nursing teams in the U.S. Leading provider of scalable on-call nursing services with robust network of RN resources Nurse Teams Current provider of one of the two largest outsourced account teams in the U.S. Capability to offer integrated field-based market access support, with market access strategy advisory services, and market access communications Managed Markets Utilize leading-edge inbound and outbound call center technologies, easily integrated with field SFAs 20+ years experience providing tele-solutions to the healthcare industry Tele- Solutions A leading provider of outsourced MSL teams Pioneered U.S. Medical Director (USMD) role and service Medical Science Liaisons (MSLs) Capabilities Market Differentiator / Highlights

Communications Focused, Integrated Solutions Scientific communications Publication planning KOL mapping and development Advisory boards, scientific strategy and messaging, Satellite symposia/ congress Health economics communications Speaker programs Issues management Competitor intelligence Advocacy/franchise communications Disease awareness Congress activities Clinical trial recruitment Stakeholder mapping and engagement Brand vision and message architecture Campaign development and delivery Multi-channel advertising Press, TV, radio, poster Direct mail, sales aids, leave pieces, exhibition panels, videos Websites, apps, e-detailing, emails Advertising Medical Communications Public Relations Largest independent healthcare communications network in the world Designs launch platform for promotional messaging targeting HCP, payer, consumer and influencer audiences Capabilities Market Differentiator / Highlights Establishes corporate value, enhances brand perception through earned media, drives brand value and stakeholder engagement Builds the value of an asset through scientific strategy and scientific influencer engagement Strategic Accelerators: Innovation, Data Science, Risk & Reputation Management, Digital & Social, Behavioral Insights

Opportunity to Accelerate Growth Revenue Significant addressable market Highly diversified revenue sources No expected revenue disynergy Adjusted EBITDA Margin expansion, including Trusted Process efficiencies $100M of identified and achievable cost synergies Adjusted EPS Efficient capital structure Deleveraging and cost of debt optimization Revenue synergies from cross-selling Commercial insights, data and relationships increase win rate Additional margin enhancement opportunities, including further Trusted Process application Up to an additional $50M of potential cost synergies Identified tax assets and opportunities Numerous Additional Opportunities

Appendix: Backlog

Backlog and Bookings Policy – Clinical Solutions Signed contract or receipt of written commitment and: Project has internal funding approval by customer, Collection of award value is probable, Project is not contingent upon completion of another trial or event, and Project is expected to commence within next 6 months. For functional service provider (FSP) offering, a maximum of 12 months of services included. Cancellation upon formal written notice from customer Risk adjustment recorded for previously awarded work if it: Is probable of being cancelled, based on management’s judgment, Is probable of not converting to revenue, based on management’s judgment, and Ceases to meet the conditions for inclusion in backlog. Contracted backlog represents awards that have moved to contract execution with the customer. Awarded backlog has been awarded, but has not yet gone to contract. Includes the balance of awards operating under start up agreements. Awards Cancellations & Risk Adjustments Contracted & Awarded Backlog

Q3 2017 Backlog and Net Awards Reconciliation

Backlog Reconciliation

$M	INC Research	inVentiv Health	Total
Ending Backlog at 6/30, Prior Policies	**$ 2,291.8**	**$ 2,275.0**	**$ 4.566.9**
+ Clinical Net Awards	*400.9*	*354.2*	*755.0*
- Clinical Revenue	*(251.4)*	*(285.0)*	*(536.4)[1]*
+ FX Adjustment	*15.8*	*-*	*15.8*
Ending Backlog at 9/30, Prior Policies	**$ 2,457.1**	**$ 2.344.2**	**$ 4,801.3**
- Contingent Awards Adjustment[2]	*-*	*(111.2)*	*(111.2)*
- Risk Adjustments[2,5]	*-*	*(150.0)*	*(150.0)*
Ending Backlog at 9/30, Conformed	**$ 2,457.1**	**$ 2,082.9**	**$ 4,540.1**
- Start >6 months, New Policy Adjustment[3]	*(146.2)*	*(216.6)*	*(362.8)*
- FSP >1 year (net), New Policy Adjustment[3]	*(138.3)*	*(311.0)*	*(449.3)*
- Reclass Consulting Backlog[4]	*(6.2)*	*-*	*(6.2)*
Ending Backlog at 9/30, Revised	**$ 2,166.4**	**$ 1,555.4**	**$ 3,721.7**

Net Awards Reconciliation

$M	INC Research	inVentiv Health	Total
Q3 Net Awards, Prior Policies	**$ 400.9**	**$ 354.2**	**$ 755.0**
+ FSP >1 year	*(18.0)*	*(16.1)*	*(34.1)*
+ FSP Recognition of Next Rolling Quarter	*22.4*	*53.5*	*75.8*
- Start >6 months	*(27.3)*	*-*	*(27.3)*
- Risk Adjustments[5]	*-*	*(85.4)*	*(85.4)*
- Reclass Global Consulting	*(0.8)*	*-*	*(0.8)*
Q3 Net Awards, New Policy	**$ 377.1**	**$ 306.1**	**$ 683.2**

1. $536.4M of as reported revenue is before the ~$3.0M reclassification of INC Research Consulting from Clinical Solutions to Commercial Solutions.
2. The adjustments to backlog for contingent awards and risk adjustments are generally consistent with those identified in our due diligence work in advance of the Merger. The adjustment for contingent awards primarily consists of program awards originally recorded by inVentiv during 2016.
3. Change in policy does not change expected near term revenue as such backlog was not included in the Company's historical "backlog coverage" statistics.
4. Represents a reclass of consulting backlog to commercial segment upon realignment of segment presentation in connection with the Merger.
5. Risk Adjustments have historically been included in legacy INC Research net awards and therefore required no additional adjustment .

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Updated Historical Net Awards and Book-to-Bill Ratio

Backlog Should Support Long-Term Clinical Growth

Combined Company Clinical Backlog Roll Forward				
$M	Q4 16	Q1 17	Q2 17	Q3 17
Beginning Clinical Backlog[1]	$ 1,983	$ 1,988	$2,103	$ 2,292
+ Acquired Clinical Backlog[2]	-	-	-	2,275
+ Clinical Net Awards	290[3]	360[3]	424[3]	755[4]
+ Clinical Revenue	(263)	(252)	(258)	(536)[5]
+ Policy Updates	-	-	-	(1,080)[6]
+ FX Adjustment	(22)	7	23	16
Ending Clinical Backlog	**$ 1,988**	**$ 2,103**	**$ 2,292**	**$ 3,722**
			Contracted Backlog	***$ 2,735***
			Awarded Backlog	***$ 987***



Backlog Burn Rate[7]
18%
17%
16%
15%
14%
13%
15.3%
14.9%
15.3%
15.5%
15.0%
Q3 16
Q4 16
Q1 17
Q2 17
Q3 17

1. Represents legacy INC Research's clinical beginning backlog for each of the periods presented under its historical backlog and awards policies.
2. Represents inVentiv Health's clinical beginning backlog as of July 1, 2017, under its historical backlog and awards policies.
3. Represents legacy INC Research's clinical net awards for each of the periods presented under its historical backlog and awards policies.
4. Represents the combined clinical net awards for the three months ended September 30, 2017, under each company's historical backlog and awards policies.
5. Clinical Revenue is on a combined company basis for Q3 2017 and is before the ~$3.0M reclassification of INC Research Consulting from Clinical Solutions to Commercial Solutions as part of the Company's policy updates. All other periods reflect legacy INC Research, as reported.
6. Reference slide 36 for a detailed reconciliation of updates to conform to the updated Clinical Solutions backlog and bookings policy, as described on slide 35.
7. Backlog burn represents current quarter Combined Adjusted Clinical Solutions net revenue divided by the previous quarter's Combined Company clinical ending backlog, restated as if the new policy were in effect back to the earliest period presented.

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38

Appendix: Financial Reconciliations

Definitions – Basis of Financial Presentation Unless otherwise indicated, the accompanying financial statements are prepared as follows: On a Combined Adjusted basis as defined below, Conforming previous inVentiv Health financial information to the accounting and disclosure policies of INC Research, Adopting a new backlog policy as discussed on slide 35, Creating two new segments (Clinical Solutions and Commercial Solutions), including moving the financial results of INC Research’s legacy consulting operations to the Commercial Solutions segment, and Establishing a new policy for allocating general and administrative (G&A) costs to each segment, as INC Research did not previously allocate G&A by segment.  As part of adopting these policies and compiling the accompanying financial statements, the Company will continue to review and refine: its purchase accounting and related valuations; its cost allocations under our combined policies; and the combined data related to our operating segments and Combined Company. These items should be considered preliminary and subject to further adjustment as historical operating data is reviewed, policies are refined, and the purchase accounting process and valuations are finalized. We do not expect such review and refinement to result in material differences to the accompanying financial statements. GAAP: Financial statements and other measures prepared in accordance with U.S. generally accepted accounting principles, which generally agree to those statements included in our various filings with the Securities and Exchange Commission. These financial measures incorporate the results of inVentiv Health beginning on the closing date of the merger, August 1, 2017. Adjusted Basis, As Reported: Financial statements and other non-GAAP measures, which are presented with certain adjustments relative to those prepared on a GAAP basis, as defined above. These financial measures incorporate the results of inVentiv Health beginning on the closing date of the merger, August 1, 2017. These measures are generally presented only as a supplement to those presented on a GAAP basis. Management believes these measures represent helpful supplemental information for investors, as management utilizes these measures to assess the Company’s business and performance. Combined Adjusted: To assist investors and analysts with year-over-year comparability for the merged business, these measures include financial information that combines the stand-alone INC Research and inVentiv Health information for revenue, gross profit, Adjusted EBITDA, and other metrics as if the merger had taken place on January 1, 2015, with conforming adjustments to the current year presentation. Specifically, these financials represent the simple addition of the historical adjusted financials of each company, and therefore reflect the interest, depreciation, amortization, and other expenses associated with each company’s then existing debt and capital structure. These combined financials are not intended to represent pro forma financial statements prepared in accordance with GAAP or Regulation S-X. This presentation includes similar non-GAAP adjustments as the “Adjusted Basis, as reported” presentation. Please refer to slide 2 for a description of these adjustments.

Combined Adjusted Historical Income Statement Year to Date Q3 2017 These income statements represent the combined adjusted income statements of INC Research and inVentiv Health as if the Merger had taken place on January 1, 2015, with conforming adjustments to the current year presentation. Fully diluted share counts for all periods presented have been estimated to account for impacts of the Merger. Please reference the Q3 2017 earnings call presentation from November 9, 2017, for detailed reconciliations.

Combined Adjusted Historical Income Statement 2015 - 2016 These income statements represent the combined adjusted income statements of INC Research and inVentiv Health as if the Merger had taken place on January 1, 2015, with conforming adjustments to the current year presentation. Fully diluted share counts for all periods presented have been estimated to account for impacts of the Merger. Please reference the Q3 2017 earnings call presentation from November 9, 2017, for detailed reconciliations.

Non-GAAP Financials

Total Company adjusted as if Merger closed 1/1/15

	Fiscal Year Ending December 31,		9 Months Ended September 30,		
$ in millions	**2015**	**2016**	**2016**	**2017**	**LTM**
Net Income (loss)	$ (33.6)	$ (71.0)	$ 42.4	$ (229.0)	$ (342.2)
Interest expense, net	243.6	243.5	174.3	119.8	189.1
Income tax provision (benefit)	19.5	13.3	35.7	(15.7)	(38.0)
Depreciation and Amortization	151.1	175.3	112.9	276.3	338.7
EBITDA	**$ 380.7**	**$ 361.1**	**$ 365.2**	**$ 151.5**	**$ 147.6**
Restructuring and other costs (a)	29.3	47.4	38.6	28.0	36.8
Stock based compensation (b)	9.2	44.1	13.5	32.0	62.6
Transaction and integration-related expenses (c)	2.9	58.0	11.7	133.7	180.0
Goodwill and intangible assets impairment (d)	73.1	68.0	-	30.0	98.0
Contingent consideration and other (e)	0.6	1.7	1.4	-	0.3
Other expense (income) (f)	(2.2)	1.7	10.1	22.1	13.7
Loss on extinguishment of debt (g)	9.8	1.4	0.2	0.1	1.3
R&D tax credit adjustment (h)	-	(2.5)	-	-	(2.5)
Monitoring and advisory fees (i)	2.8	3.5	2.6	7.5	8.4
Gain on sale of business (j)	-11.3	-	-	-	-
Income (loss) from equity investments (k)	1.3	-	-	-	-
Deferred revenue (l)	-	18.4	-	27.0	45.4
Other (m)	(1.7)	(3.8)	(3.8)	(7.6)	(7.6)
Adjusted EBITDA	**$ 494.5**	**$598.8**	**$439.4**	**$ 424.5**	**$ 583.8**

Note: Due to rounding of specific line items, line item figures may not sum to subtotals. Footnote descriptions are on slide 45 in the appendix of this presentation.

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Non-GAAP Financials Total Company adjusted as if Merger closed 1/1/15 $ in millions except per share data Fiscal Year Ending December 31, 9 Months Ended September 30, 2015 2016 2016 2017 Net Income (loss) $ (33.6) $ (70.9) $ 42.4 $ (229.0) Amortization 85.5 96.8 55.8 218.5 Restructuring and other costs (a) 29.3 47.4 38.6 28.0 Stock based compensation (b) 9.2 44.1 13.5 32.0 Transaction and integration-related expenses (c) 2.9 58 11.7 133.7 Goodwill and intangible assets impairment (d) 73.1 68 - 30.0 Contingent consideration and other (e) 0.6 1.7 1.4 - Other expense (income) (f) (2.2) 1.7 10.1 22.1 Loss on extinguishment of debt (g) 9.8 1.4 0.2 0.1 R&D tax credit adjustment (h) - (2.5) - - Monitoring and advisory fees (i) 2.8 3.5 2.6 7.5 Gain on sales of business (j) (11.3) - - - Income (loss) from equity investments (k) 1.3 - - - Deferred revenue (l) - 18.4 - 27.0 Other (m) (1.7) (3.8) (3.8) (1.8) Adjust income tax to normalized rate (n) (45.3) (83.7) (37.2) (104.0) Adjusted Net Income $ 120.3 $ 180.0 $ 135.3 $ 164.2 Adjusted diluted net income per share $ 1.09 $ 1.71 $ 1.28 $ 1.56 Diluted weighted average common shares outstanding 110.1 105.5 105.8 105.3 Note: Due to rounding of specific line items, line item figures may not sum to subtotals. Footnote descriptions are on slide 45 in the appendix of this presentation.

Non-GAAP Financials (Cont'd)

a) Restructuring and other costs consist primarily of: (i) severance costs associated with a reduction/optimization of the Company's workforce in line with the Company's expectations of future business operations, (ii) transition costs associated with the change in the Company's Chief Executive Officer during the fourth quarter of 2016, (iii) consulting costs incurred for the continued consolidation of legal entities and restructuring of the Company's contract management process to meet the requirements of upcoming accounting regulation changes, and (iv) termination costs in connection with abandonment and closure of redundant facilities and other lease-related charges.

b) Represents non-cash share-based compensation expense related to awards granted under equity incentive plans.

c) Represents fees associated with corporate transactions and integration-related activities which primarily related to the Merger in 2017. A detailed summary of such expenses can be found in the Company's Form 10-Q for the third quarter of 2017.

d) Represents non-cash losses associated with the impairment of goodwill, intangible assets and other long-lived assets, including impairment charges associated with the Company impairing its trademark associated with the INC Research brand due to the Company's intention to relaunch its operations under a new brand name in January 2018 in connection with the Merger.

e) Represents contingent consideration expense incurred as a result of acquisitions and other expenses accounted for as compensation expense under GAAP.

f) Represents other (income) expense comprised primarily of foreign exchange gains and losses.

g) Represents loss on extinguishment of debt associated with the debt refinancing activities.

h) Represents research and development tax credits in certain international location for expenses incurred during 2016 and recorded as a reduction of direct costs. We have not received similar level of research and development credits in prior years as the associated costs did not qualify. Accordingly, we have excluded these expenses for 2016.

i) Represents the annual sponsor management fee paid pursuant to the THL and Advent Management Agreement described in inVentiv Health's consolidated financial statements with its annual report for the year ended December 31, 2016

j) Represents the gain associated with the divestiture of a former business–line of inVentiv Health in the third quarter of 2015.

k) Represents equity investment income.

l) Primarily represents non-cash adjustments resulting from the revaluation of deferred revenue recognized in connection with the Merger on August 1, 2017, along with similar adjustments made by inVentiv Health prior to the Merger associated with their prior purchase accounting adjustments from revaluing deferred revenue. Also includes revenue recognized from unsigned contracts, which has been disallowed in accordance with INC Research's accounting and disclosure policies.

m) Represents numerous small adjustments made by inVentiv Health prior to the Merger to comply with the definition of adjusted EBITDA in its shareholder and debt agreements. The majority of these have been eliminated to conform to INC Research's reporting of adjusted EBITDA.

n) Represents the income tax effect of the non-GAAP adjustments made to arrive at adjusted net income using an estimated effective tax rate of approximately 35.0% for the combined company for all periods. This rate has been adjusted to exclude tax impacts related to valuation allowances recorded against deferred tax assets.

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Q3 and YTD 2017 Highlights – Total Company Key Operating Metrics – GAAP Basis

Q3 and YTD 2017 Highlights – Total Company Key Operating Metrics – Combined Adjusted Basis The amounts included for inVentiv Health for periods prior to August 1, 2017, have been adjusted to conform to INC Research accounting and disclosure policies. These conforming adjustments result in the reduction of inVentiv Health Adjusted EBITDA of $6.9M and $22.6M for the three and nine months ended September 30, 2017, respectively, and $1.4M and $8.9M for the three and nine months ended September 30, 2016, respectively. Fully diluted share counts for all periods presented have been estimated to account for impacts of the Merger. For a reconciliation of adjustments to inVentiv Health Adjusted EBITDA to conform to INC Research policies and methods, please reference the Q3 2017 earnings call presentation from November 9, 2017.